EXHIBIT 4

                    SUPER FOOD SERVICES, INC.
                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Super Food Services, Inc., a Delaware corporation, hereby constitute and appoint Jack Twyman, Sam
Robinson, John Demos and Robert F. Koogler, and each of them, severally, with full power of substitution, attorneys-in-fact for the undersigned, to execute in his name, place and stead (whether in his capacity as a director or officer of Super Food Services, Inc.), and file with the Securities and Exchange Commission the Form 10-K Report for the fiscal year ended August 26, 1995, and any and all amendments (including pre-effective and post-effective amendments) thereto, and any and all other documents necessary or advisable to be signed and filed with the Securities and Exchange Commission in connection therewith; and each of the undersigned does hereby grant to the said appointees and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in the premises as fully, to all intents and purposes, as each of the undersigned could do if personally present; each of the undersigned does hereby ratify and confirm in all respects all that the said appointees, or any of them, as said attorneys-in-fact may or shall lawfully do, or cause to be done, by virtue hereof.

          IN WITNESS WHEREOF, each of the undersigned has executed this instrument this 26th day of October, 1995.


       /s/ Jack Twyman                 /s/ Robert F. Koogler
______________________________     ______________________________
         Jack Twyman                     Robert F. Koogler
    Chairman of the Board          Senior Vice President-Finance
        and Director                 and Treasurer (Principal
                                     Financial and Accounting
                                             Officer)


        /s/ John Demos                 /s/ Samuel L. Robinson
_______________________________    ______________________________
          John Demos                     Samuel L. Robinson
  Vice Chairman of the Board           President and Director
         and Director

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      /s/ John W. Berry              /s/ Dr. Edward H. Jennings
______________________________     ______________________________
        John W. Berry                  Dr. Edward H. Jennings
          Director                           Director



   /s/ Dr. Thomas S. Haggai              /s/ C. E. Shaffer

______________________________     ______________________________
    Dr. Thomas S. Haggai                   C. E. Shaffer
          Director                           Director
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